                          Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-71792) of Barrett Business Services, Inc. of our report dated February 14, 1994 appearing on page 43 of this Annual Report on Form 10-K.




FRANK, RIMERMAN & CO


San Jose California
March 22, 1994